Exhibit 10.29

EXECUTION COPY

DUANE READE HOLDINGS, INC.

2004 MANAGEMENT STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of July 30, 2004, is made by and between Duane Reade Holdings, Inc., a Delaware corporation (the “Company”), and Anthony J. Cuti (“Optionee”), such date, being the “Effective Date” of the amended and restated employment agreement, dated March 16, 2004, and amended June 18, 2004 (“Employment Agreement”) between Optionee, the Company, Duane Reade Inc. and Duane Reade Shareholders, LLC.

WHEREAS, the Company adopted the Duane Reade Holdings 2004 Management Stock Option Plan (the “Plan”), pursuant to which stock options may be granted to purchase Common Stock of the Company; and

WHEREAS, the Company desires to grant the Optionee a Nonqualified Stock Option to purchase the number of shares of the Common Stock provided for herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.                                       Grant of Option.

(a)                                  The Company hereby grants to the Optionee an option (“Option”) to purchase 115,277 shares of Common Stock of the Company (such shares, the “Option Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  This Option is not intended to be treated as an Incentive Stock Option, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

(b)                                 Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan or in the absence of a definition in the Plan shall have the meaning set forth in the Employment Agreement.

2.                                       Terms and Conditions.

(a)                                  Purchase Price.  The price at which the Optionee shall be entitled to purchase Option Shares upon the exercise of all or any portion of this Option shall be $100.00 per Option Share (the “Exercise Price”).

(b)                                 Expiration Date.  The Option shall expire at 11:59 p.m. Eastern Standard Time on the tenth anniversary of the Effective Date (the “Expiration Date”).

(c)                                  Exercisability of Option.  Except as may otherwise be provided herein, subject to the Optionee’s continued employment with the Company or its Affiliates: (i) one-third of 33-1/3% of the shares of Common Stock underlying the Option shall vest on the first, second and third anniversary of the Effective Date; (ii) one-third of 33-1/3% of the shares of Common Stock underlying the Option shall vest on the second, third and fourth anniversary of the Effective Date; and (iii) one-third of 33-1/3% of the shares of Common Stock underlying the Options shall vest on the third, fourth and fifth anniversary of the Effective Date.

(d)                                 Change In Control.  Notwithstanding Section 2(c) hereof, immediately prior to a “Change in Control” (as defined in the Employment Agreement) occurring prior to the IPO, the Option shall become vested and exercisable to the extent necessary for the Optionee (i) to exercise his rights pursuant to a Tag-Along Sale (as defined in the Stockholders Agreement) (the “Tag-Along Right”) and (ii) to satisfy the Company’s rights with respect to a Drag-Along Sale (as defined in the Stockholders Agreement) (the “Drag-Along Right”), in each case, as provided in the Stockholders Agreement. Accordingly, the Option shall vest (in addition to the portion vested pursuant to Section 2(c) hereof) in the case of a Drag-Along Sale in an amount such that after giving effect to such acceleration, the Option shall be vested in the aggregate as to the same percent as the Parent Transfer Percentage Interest proposed to be transferred pursuant to such Drag-Along Sale.  Similarly, the Option shall vest (in addition to the portion vested pursuant to Section 2(c) hereof) in the case of a Tag-Along Sale in an additional amount such that after giving effect to such acceleration, the Option shall be vested in the aggregate as to the excess, if any, of (A) the number of shares of Common Stock to be acquired through the exercise of the Option equal to the product of (x) the Optionee’s Percentage Interest as of such date (the numerator of such Percentage Interest to be calculated only as to the Optionee’s Option and not shares of Common Stock held by the Optionee) multiplied by (y) the number of shares of Common Stock proposed to be transferred by the Parent Stockholders (or the Parent Transfer Units in the case of a Parent Tag-Along Sale) over (B) the number of shares of Common Stock underlying the vested portion of the Option (without regard to this section) as of the date of such Tag-Along Sale.

For purposes of this Agreement, the terms “Parent Stockholders,” “Percentage Interest,” “Parent Transfer Percentage Interest,” “Parent Transfer Units” and “Parent Tag-Along Sale” shall have the meaning ascribed such terms in the Stockholders Agreement.

(e)                                  Method of Exercise.  The Option may be exercised only by written notice, in a form to be provided by the Committee, and delivered by the Optionee in person or sent by mail in accordance with Section 4(a) hereof and, in either case, accompanied by payment therefor.  The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company) (provided, however, that such shares are not subject to any pledge or other security interest and have either been held by the Optionee for six months, previously acquired by the Optionee on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge in respect of the Option), (ii) by means of a cashless exercise whereby the number of shares of Common Stock of the Company to be received by the Optionee shall equal the difference between (A) the number of shares of Common Stock that would be received by the Optionee upon such exercise had the Optionee paid the Exercise Price in respect of the underlying shares in cash less (B) a number of shares of Common Stock of the Company, the aggregate fair market value of which is equal to the aggregate Exercise Price that would have been paid as determined pursuant to the immediately preceding clause (A) (provided, however, that this clause (ii) shall only apply in connection with the IPO, Distribution (each as defined in the Employment Agreement) or the exercise of a Tag-Along Right or Drag-Along Right, unless the Company elects or has elected to account for stock options in accordance with FAS 123), (iii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) if there shall be a public market for the Stock, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iv) by such other method as the Committee may allow.  Notwithstanding the foregoing, in no event shall the Optionee be permitted to exercise an Option in any manner described in this sub-section 2(e) if the Committee determines that exercising an Option in such manner would violate applicable law, the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company or any of its affiliates are listed or traded.

(f)                                    Exercise Upon Termination of Employment.  In the event that the Optionee ceases to be employed by the Company and its Affiliates the Option held by the Optionee (to the extent then outstanding) shall terminate as follows:

(i)                                     Without Cause or With Good Reason. If the Company or its Affiliates terminates the Optionee’s employment without Cause or the Optionee resigns for Good Reason, then the Option (to the extent not exercisable at the time of the Optionee’s termination of employment) shall become fully vested and exercisable and, subject to Section 11(d) of the Employment Agreement, shall remain exercisable until the earlier of (x) the Expiration Date or (y) a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

(ii)                                  For Cause or Without Good Reason.  If the Optionee’s employment is terminated by the Company or its Affiliates for Cause or the Optionee resigns without Good Reason, then the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall remain exercisable, subject to Section 11(d) of the Employment Agreement, until the earlier of (x) the Expiration Date or (y) a period of ninety (90) days following such termination of employment, and shall thereafter terminate.  Any portion of the Option which is not exercisable at the time of the Optionee’s termination of employment pursuant to this Section 2(f)(ii) (after taking into account any acceleration of the exercisabilty pursuant to Section 2(d) above) shall terminate upon such termination of employment.

(iii)                               Death or Disability.  If the Optionee’s employment with the Company or its Affiliates is terminated by reason of his death or Disability, then the Option (to the extent not exercisable at the time of the Optionee’s termination of employment) shall become fully vested and, subject to Section 11(d) of the Employment Agreement, exercisable and shall remain exercisable until the earlier of (x) the Expiration Date or (y) the first anniversary of such termination of employment, and shall thereafter terminate.

(g)                                 Transferability.  Other than as provided in Section 2.2 of the Stockholders Agreement and Section 8(h) of the Plan, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Optionee’s lifetime, the Option is exercisable only by the Optionee or his or her legal representative or a Permitted Transferee.  For purposes of this Agreement, Permitted Transferee shall have the meaning set forth in both the Plan and Section 2.2 of the Stockholders Agreement.

(h)                                 Rights as Stockholder.  The Optionee shall not be deemed for any purpose to be the owner of any of the Option Shares subject to this Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms and (ii) the Company shall have issued and delivered to the Optionee the Option Shares.  The Option Shares shall be subject to the terms and conditions set forth in the Stockholders Agreement.

(i)                                     Repurchase/Put, Drag-Along, Tag-Along, Registration and Related Rights.  Notwithstanding anything herein to the contrary, the vested portion of the Option and all of the Option Shares acquired upon the exercise of the Option shall be subject to the Repurchase Right set forth in the Employment Agreement and to all of the applicable terms and conditions set forth in the Stockholders Agreement and the Preemptive Rights Agreement dated as of July 30, 2004, by and among OH, DRS LLC, the Company, the Optionee and certain other members of the management of Duane Reade, Inc. (the “Preemptive Rights Agreement”).

(i)                                     In connection with the IPO, the Optionee may elect to convert the Option into an option to purchase an Equity Security of the IPO Entity or a Subsidiary of the Company, with the terms of such Option (including its Exercise Price) being equitably adjusted by the Committee in accordance with Section 9 of the Plan (the “Converted Option”).

(ii)                                  Within a reasonable time following the IPO, the applicable IPO Entity shall use its commercially reasonable efforts to register under the Securities Act, the Equity Securities of the applicable IPO Entity to be acquired upon the exercise of the Converted Option, or the shares of Common Stock sufficient to cover the Option, as applicable, by filing a Registration Statement on Form S-8 (or any successor or similar forms thereto); unless in the reasonable judgment of the Board or the Board of Directors of the applicable IPO Entity (or of the managing underwriter in the IPO) such a registration could reasonable be expected to have an adverse effect on the market for the securities being registered in the IPO; provided, however, that the resale of any shares of Common Stock distributed pursuant to an Award shall be restricted as if the volume and manner of sale restrictions of Rule 144 (without regard to Rule 144 (k)) were applicable.

(iii)                               In connection with a Drag-Along Sale (as defined in the Stockholders Agreement), the Company may require the Optionee to, and the Optionee in such event shall, exercise (pursuant to the method or methods that may be elected by the Optionee pursuant to Section 2(e) hereof) the vested portion of the Option (after giving effect to Section 2(d) hereof) to the extent necessary to satisfy the Company’s Drag-Along Right as provided in Sections 2.3 and 2.6 of the Stockholders Agreement.

(iv)                              In connection with a Tag-Along Sale (as defined in the Stockholders Agreement) if the Optionee delivers the Tag-Along Exercise Notice (as defined in the Stockholders Agreement) then he shall exercise (pursuant to the method or methods that he so elects pursuant to Section 2(e) hereof) the vested portion of the Option (after giving effect to Section 2(d) hereof) to the extent necessary to satisfy his participation in the Tag-Along Sale as provided in Sections 2.4 and 2.6 of the Stockholders Agreement.

(j)                                     Withholding Taxes.  Prior to the delivery of a certificate or certificates representing the Option Shares, and immediately following the exercise of the Option the Optionee must pay to the Company any amount that the Company determines it is required to withhold under applicable federal, state or local tax laws in respect of the exercise of the Option or the transfer of Option Shares.  Notwithstanding the foregoing, the Optionee may satisfy such withholding obligation by any other method described in Section 8(d) of the Plan or any combination of methods described in Section 8(d) of the Plan; provided, however, that such other method does not violate the terms of any credit agreement to which the Company or any of its Affiliates is a party or cause a default thereunder.

3.                                       Purchase for Investment; Other Representations of Optionee.

(a)                                  Investment Intent.  In the event that the offering of Option Shares with respect to which the Option is being exercised is not registered under the

Securities Act, but an exemption is available that requires an investment representation or other representation, the Optionee, if electing to purchase Option Shares, will be required to represent that such Option Shares are being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company.  Stock certificates evidencing such unregistered Option Shares that are acquired upon exercise of the Options shall bear restrictive legends as are required or advisable under the provisions of any applicable laws or in the Stockholders Agreement.

(b)                                 Other Representations.  The Optionee hereby represents and warrants to the Company as follows:

(i)                                     Access to Information.  Because of the Optionee’s business relationship with the Company and with the management of the Company, the Optionee has had access to all material and relevant information concerning the Company, thereby enabling the Optionee to make an informed investment decision with respect to his investment in the Company, and all pertinent data and information requested by the Optionee from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement have been furnished.  The Optionee acknowledges that the Optionee has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company and its representatives concerning the present and proposed business and financial condition of the Company.

(ii)                                  Financial Sophistication.  The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of investing in the Option Shares.

(iii)                               Understanding the Investment Risks.  The Optionee understands that:

A.                                   An investment in the Option Shares represents a highly speculative investment, and there can be no assurance as to the success of the Company in its business; and

B.                                     There is at present no market for the Option Shares and there can be no assurance that a market will develop in the future.

(iv)                              Understanding of the Nature of the Option Shares.  The Optionee understands and agrees that:

A.                                   Other than as reflected herein or in the Stockholders Agreement there can be no assurance that the Option Shares will be registered under the Securities Act or any state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of the Optionee contained herein, which will have to be renewed as to the Option Shares at the times of exercise of the Option, are essential to any claim of exemption by the Company under the Securities Act and such state laws.  It is understood that the Company’s intent is that the purchase of the Option Shares pursuant to an exercise of the Option not be covered by Rule 701 under the Securities Act, and that another exemption, if necessary, will need to be found in respect of the exercise of the Option; provided that the Company may determine at time of the exercise of the Option (which determination must be in writing) that Rule 701 does apply to such exercise;

B.                                     If the Option Shares are not so registered, the Option Shares will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;

C.                                     The Option cannot be exercised and the Option Shares will not be sold to the Optionee and the Optionee cannot resell or transfer the Option Shares without registration under the Securities Act and applicable state securities laws unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary, the cost of such opinion to be borne by the Company;

D.                                    Only the Company can register the Option Shares under the Securities Act and applicable state securities laws;

E.                                      Other than as provided in the Stockholders Agreement and Section 2(i) hereof, the Company has not made any representations to the Optionee that the Company will register the Option Shares under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

F.                                      The Optionee is aware of the conditions for the Optionee’s obtaining an exemption for the resale of the Option Shares under the Securities Act and any applicable state securities laws; and

G.                                     The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

4.                                       Miscellaneous.

(a)                                  Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to

Optionee’s address appearing on the books of the Company or to Optionee’s residence or to such other address as may be designated in writing by the Optionee.

(b)                                 No Right to Continued Employment.  Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever.  Notwithstanding the foregoing, nothing in this Section 4(b) shall be construed as interfering with an Optionee’s rights under the Employment Agreement or any other agreement between the Optionee and the Company or an Affiliate.

(c)                                  Bound by Plan.  By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)                                 Adjustments.  Notwithstanding any provision of the Plan or this Agreement to the contrary, no adjustment shall be made to the Option, as to the number, price or kind of share of stock or other consideration subject to such Option in connection with a dividend or distribution in which the Optionee participates as a member of Duane Reade Shareholders, LLC.

(e)                                  Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(f)                                    Invalid Provision.  The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g)                                 Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h)                                 Entire Agreement.  This Agreement, the Plan, the Employment Agreement, the Stockholders Agreement and the Preemptive Rights Agreement including all exhibits thereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(i)                                     Governing Law.  This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of New York.

(j)                                     Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)                                  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the first date set forth above.

DUANE READE HOLDINGS, INC.

By:	/s/ ANDREW J. NATHANSON

Title:	Vice President

ANTHONY J. CUTI

By:	/s/ ANTHONY J. CUTI